UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

 Named Executive Officer Compensation

On April 26, 2010, the Compensation Committee of the Board of Directors of First Financial Bancorp (the “Company”), after consulting with its independent consultant, Towers Watson, approved the following base salaries, retention awards, and restricted stock awards for the Named Executive Officers (“NEOs”), as disclosed in the table below.    Except as set forth below, there were no other changes made to the components of total compensation, which include base salary, short-term cash incentives, long-term stock-based incentives, pension and other benefits, and perquisites.

The Company is awarding larger than normal salary increases and additional retention incentives in 2010 in order to:

•	Recognize the increase in market value for these positions due to the increased size and complexity of the Company
•
Retain these key executives as the Company continues to complete acquisition integration activities and pursue potential new growth opportunities (if presented) that will drive long-term value creation for the Company’s shareholders

In addition, automobile and tax preparation/financial planning allowances are being eliminated in 2010.

Name and Principal Position	Base Salary ($)(1)	Short Term Incentive Plan Target Percentage (%)(2)	Retention Bonus ($)(3)	Retention Restricted Stock Grant (#)(4)	Value of Shares of Retention Restricted Stock ($)(5)	Annual Grant of Shares of Restricted Stock (#)(4)(6)	Value of Shares of Annual Grant Restricted Stock ($)(5)	Number of Shares of Underlying Stock Option ($)(7)
Claude E. Davis	$650,000	50%	$850,000	13,000	$265,460	32,000	$653,440	0
President & CEO

C. Douglas Lefferson	$320,000	40%	$250,000	2,700	$55,134	8,700	$177,654	0
EVP & COO

J. Franklin Hall	$320,000	40%	$275,000	1,400	$28,588	8,000	$163,360	0
EVP & CFO

Gregory A. Gehlmann	$295,000	40%	$225,000	1,300	$26,546	7,200	$147,024	0
EVP & General Counsel

Samuel J. Munafo	$275,000	35%	$130,000	500	$10,210	6,000	$122,520	0
EVP, Banking Markets

(1)	Effective February 1, 2010.
(2)
Short term incentive target is a percentage of base salary.  Payout is based on performance of the Company as measured by the Short Term Incentive Plan.  Depending on performance of the Company, payout can be anywhere from 0x to 2x target.

(3)
Due to the recent acquisitions and growth of the Company, the Compensation Committee determined that it would be in the best interest of the Company and its shareholders to provide incentive to the NEOs to remain with the Company and complete the integration process and provide stability as the Company executes its strategic plan.

Payment of the retention bonus is structured over a one and a half year period as follows:

• 40% - July 1, 2010
• 20% - October 1, 2010
• 20% - April 1, 2011
• 20% - October 1, 2011

Bonus is subject to clawback or forfeiture as determined by the Compensation Committee in the event of a material misstatement of the financials or if risks are taken that are not well-managed and threaten the viability of the Company as determined by the Board of Directors.

(4)
Restricted shares vest over a three year period beginning April 26, 2011.  Dividends are paid on unvested shares; however, they are held in escrow and are not paid to the executive until that portion of the grant vests.

(5)	Based on the per share closing price of the Company common shares on April 26, 2010 ($20.42).
(6)
Restricted stock grants are an approximate percentage of the NEO’s base salary as follows: Claude E. Davis (100%); C. Douglas Lefferson (50%); J. Franklin Hall (50%); Gregory A. Gehlmann (45%); and Samuel J. Munafo (40%).

(7)	No options were granted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

Dated: April 30, 2010	By:	/s/ J. Franklin Hall
	Name:	J. Franklin Hall
	Title:	Executive Vice President and Chief Financial Officer